CERTIFICATE OF FORMATION
                                       OF
                           DUKE ENERGY VERMILLION, LLC

     FIRST: THE NAME OF THE LIMITED LIABILITY COMPANY IS DUKE ENERGY VERMILLION, LLC.

     SECOND: THE ADDRESS OF ITS REGISTERED OFFICE IN THE STATE OF DELAWARE IS CORPORATION TRUST CENTER, 1209 ORANGE STREET IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE. THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS THE CORPORATION TRUST COMPANY.


     IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS CERTIFICATE OF FORMATION OF DUKE ENERGY VERMILLION, LLC THIS THE 15TH DAY OF DECEMBER, 1998.



                                                  /S/STEPHEN R. HUNTING
                                                  ---------------------
                                                  Stephen R. Hunting,
                                                  Authorized Person

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